UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2016

Kirkland's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-49885	621287151
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

W. Michael Madden Employment Agreement

On June 1, 2016, Kirkland’s Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with its President and Chief Executive Officer, W. Michael Madden. The Employment Agreement commenced on June 1, 2016 and continues for an indefinite term (the “Term”), with termination as provided in the Employment Agreement. The Employment Agreement provides Mr. Madden with the following compensation and benefits: (a) Annual base salary of no less than $465,000, subject to periodic review and adjustment in the discretion of the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board; (b) Participation in any annual or long-term bonus or incentive plans maintained by the Company for its senior executives with a target amount for such bonus to be 100% of Mr. Madden’s base salary; (c) Participation in any equity-based compensation plans maintained by the Company for its senior executives at the discretion of the Compensation Committee; and (d) Participation in all employee benefit plans or programs for which any member of the Company’s senior management is eligible under any existing or future Company plan or program.

The Company may terminate Mr. Madden’s employment hereunder at any time either for any or no reason, and Mr. Madden may terminate his employment hereunder for Good Reason or upon thirty days advance notice without Good Reason. The term “Good Reason” is defined in the Employment Agreement to mean the occurrence of any of the following: (i) the assignment to Mr. Madden of any duties inconsistent with Mr. Madden’s position, authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; (ii) a reduction by the Company in Mr. Madden’s annual salary, provided that if the salaries of substantially all of the Company’s senior executive officers (including the Company’s President and CEO) are contemporaneously and proportionately reduced, a reduction in Mr. Madden’s salary will not constitute “Good Reason” hereunder; (iii) the failure by the Company, without Mr. Madden’s consent, to pay to him any portion of his current compensation, except pursuant to a compensation deferral elected by Mr. Madden, other than an isolated and inadvertent failure which is remedied by the Company promptly after receipt thereof given by Mr. Madden; (iv) the relocation of the Company’s principal executive offices to a location more than 35 miles from the current location of such offices, or the Company’s requiring Mr. Madden to be based anywhere other than the Company’s principal executive offices, except for required travel on the Company’s business; or (v) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

If the Company terminates Mr. Madden’s employment without Cause or if Mr. Madden resigns for Good Reason, the Company shall pay Mr. Madden one and a half (1 1/2) times his Base Salary for the year in which such termination shall occur in eighteen substantially equal monthly installments. The term “Cause” is defined in the Employment Agreement to mean the occurrence of any of the following, as determined in good faith by the Board: (i) alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription) by Mr. Madden; (ii) illegal conduct or gross misconduct of Mr. Madden which is materially and demonstrably injurious to the Company including, without limitation, fraud, embezzlement, theft or proven dishonesty; (iii) Mr. Madden’s conviction of a misdemeanor involving moral turpitude or a felony; (iv) Mr. Madden’s entry of a guilty or nolo contendere plea to a misdemeanor involving moral turpitude or a felony, (v) Mr. Madden’s material breach of any agreement with, or duty owed to, the Company, or (vi) Mr. Madden’s failure, refusal or inability to perform, in any material respect his duties to the Company, which failure continues for more than fifteen days after written notice thereof from the Company.

The payment of any severance by the Company to Mr. Madden is conditioned upon the execution and delivery by Mr. Madden of a release in the form of the release attached as an exhibit to the Employment Agreement. If Mr. Madden’s employment with the Company ceases for any reason (including but not limited to termination (a) by the Company for Cause, (b) as a result of Mr. Madden’s death, (c) as a result of Mr. Madden’s Disability or (d) by Mr. Madden without Good Reason) other than as a result of the Company terminating him without Cause or by his resignation for Good Reason, then the Company’s obligation to Mr. Madden will be limited solely to the payment of accrued and unpaid base salary through the date of such cessation.

The Employment Agreement also contains a non-competition agreement from Mr. Madden pursuant to which he agrees to not be employed by a list of companies identified in the Agreement for a period of twelve months from the date of his termination. The Company also has the option to extend the term of Mr. Madden’s non-competition agreement for an additional twelve months by agreeing to pay him an additional year of base salary as severance. The Employment Agreement also contains other standard restrictive covenants such as confidentiality, works for hire and non-solicitation.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On Wednesday, June 1, 2016, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). A summary of the matters voted upon by the shareholders at that Annual Meeting is set forth below.

Proposal 1. The shareholders elected three nominees for director each to serve for a three-year term expiring at the 2019 annual meeting or until their successors are elected and qualified based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Susan S. Lanigan	11,558,798	148,839	727	1,316,461
W. Michael Madden	11,382,689	318,884	6,791	1,316,461
Charlie Pleas, III	11,550,053	151,520	6,791	1,316,461

Proposal 2. The shareholders ratified the appointment by the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017 based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	12,648,619	375,975	231	—

Proposal 3. The shareholders ratified the advisory vote on executive compensation based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	11,390,253	261,992	56,119	1,316,461

Proposal 4. The shareholders ratified the amendment of the Company’s Employee Stock Purchase Plan to increase the number of shares available for issuance under than Plan based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	9,733,962	1,973,767	635	1,316,461

Item 8.01. Other Events.

The Board of Directors of the Company has adopted Stock Ownership and Retention Guidelines (the “Policy”) for its executive officers and non-employee directors. Pursuant to the Policy, executives and non-employee directors are expected to meet the applicable guidelines no more than five years after first becoming subject to it. The Policy is effective as of June 1, 2016. Under the Policy, non-employee directors are required to acquire and maintain until separation from the Company shares equal in value to a minimum of four (4) times the value of their annual board cash retainer (not including committee or per-meeting fees) payable to such director. With respect to officers, the Policy applies to the Chief Executive Officer and any other Company officers with the title of “Vice President” or higher. The Policy provides that: (i) the Chief Executive Officer must acquire and maintain until separation from the Company shares equal in value to a minimum of three (3) times the value of his or her annual base salary; (ii) any Executive Vice President must acquire and maintain until separation from the Company shares equal in value to a minimum of two (2) times the value of his or her annual base salary; and (iii) any Vice President must acquire and maintain until separation from the Company shares equal in value to a minimum of one (1) times the value of his or her annual base salary. The adoption of the Policy was made in accordance with corporate governance best practices.

The preceding description of the Policy is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Stock Ownership and Retention Guidelines for Executive Officers and Directors, a copy of which is being filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Policy is also available on the Company’s investor relations website at www.kirklands.com under “Investor and Media Relations – Corporate Governance – Governance.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

June 3, 2016	By:	/s/ Carter R. Todd

Name: Carter R. Todd
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, effective June 1, 2016, by and between W. Michael Madden and Kirkland's, Inc.
99.1	Kirkland's Stock Ownership and Retention Guidelines for Executive Officers and Directors